CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement Form
S-8 pertaining to the NorthStar Realty Finance Corp. 2004 Omnibus Stock
Incentive Plan, of our reports dated (i) August 17, 2004 with respect to the consolidated balance sheet of the NorthStar Realty Finance Corp. (the "Company")
as of June 30, 2004; (ii) April 2, 2004 with respect to the combined financial statements of NorthStar Realty Finance Corp. Predecessor as of December 31, 2003
and 2002 and for each of the three years in the period ended December 31, 2003;
(iii) March 12, 2004 with respect to the consolidated financial statements and schedules of ALGM I Owners LLC and Subsidiaries as of December 31, 2003 and 2002
and for each of the three years in the period ended December 31, 2003; (iv)
March 17, 2004 with respect to the financial statements and schedule of
NorthStar Funding LLC as of December 31, 2003 and 2002 and for each of the two years in the period ended December 31, 2003, included in the Company's
Registration Statement (Form S-11 No. 333-114675) and related prospectus, filed with the Securities and Exchange Commission pursuant to Rule 424 (b) under the
Securities Act of 1933, as amended.

/s/ Ernst & Young LLP
New York, New York
October 27, 2004